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Exhibit 32.2

MARPAI, INC.

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Quarterly Report of Marpai, Inc. (the “Company”) on Form 10-Q for the period ended September 30, 2023, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Yoram Bibring, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. ss.1350, that to my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Steve Johnson

Steve Johnson
Chief Financial Officer (Principal Financial Officer)

November 13, 2023